Exhibit 99.1

Borealis Foods Authorizes Stock Buyback Program

Toronto, ON, June 6, 2024 – Borealis Foods Inc. (“Borealis” or the “Company”) (Nasdaq: BRLS), a pioneering food tech company dedicated to crafting premium-quality, nutritious food solutions accessible to all, announced today that its Board of Directors has authorized a stock buyback program, effective immediately.

Under the program, the Company may purchase up to $3.0 million of its common shares from time to time, at management’s discretion, in open market transactions made in accordance with the provisions of Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and other applicable legal, regulatory and contractual requirements. The repurchase of shares may be done through privately negotiated transactions, block trades, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act.

Reza Soltanzadeh, CEO of Borealis Foods, noted, “The management and Board of Directors strongly believe that the current valuation of our publicly traded shares does not accurately reflect the inherent strength and opportunity of our business. In the past five years since its inception, Borealis Foods has achieved remarkable milestones, including the development of valuable intellectual property, the establishment of a technologically advanced manufacturing facility, successful market introduction of two nationwide ramen brands, and diversification of revenue streams across various sales channels, all of which has positioned us well for the next phase of growth. We are confident that implementing the share buyback program as a strategic tool to manage our capital structure will deliver enhanced value to our shareholders.”

The specific timing and amount of repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interest of both Borealis Foods and its shareholders, and will depend on a variety of factors, including the availability of stock, general market and economic conditions, trading volume, stock price, available liquidity, alternative uses for capital and other general business considerations, all subject to applicable legal, regulatory and contractual requirements.

The buyback program does not obligate Borealis Foods to purchase any particular dollar amount or number of shares and there is no guarantee as to the number of shares that the Company may ultimately repurchase. The program will expire on May 30, 2025, regardless of whether all $3.0 million of shares has been repurchased. The buyback program may be suspended, terminated or modified at any time for any reason without prior notice.

About Borealis

Borealis is an innovative food technology company with a mission to address global food security challenges through its research and development of tasty highly nutritious and functional food products that are both affordable and sustainable. The Company’s focus on affordability and sustainability reflects its commitment to making a positive impact on both human life and the planet. Through its wholly-owned subsidiary, Palmetto Gourmet Foods, Borealis has created meals that are made with organic noodles, and are vegan, vegetarian, Halal, Kosher, plant-based, egg and dairy free, non-GMO, free of added MSG and TBHQ free. Borealis distributes its food products throughout the United States, Canada, Mexico and recently began distributing its products in Europe.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the and future financial condition and performance of Borealis, and the expected financial impacts of the stock buyback program, markets, and expected future growth and market opportunities. Forward-looking statements generally relate to management’s current expectations, hopes, beliefs, intentions, strategies, plans, objections or projections about future events or Borealis’ future financial condition or operating performance. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements and readers should not rely on these forward-looking statements as predictions of future events.

Forward-looking statements are based upon estimates and assumptions that, while considered reasonable by management of Borealis, are inherently uncertain. Factors that may cause actual result to differ from current expectations include, but are not limited to: financial and operating performance; changes to existing applicable laws or regulations; the possibility that Borealis or the combined company may be adversely affected by economic, business, or competitive factors; Borealis’ estimates of revenue, expenses, operating costs and profitability; the evolution of the markets in which Borealis competes and Borealis’ ability to enter new markets effectively; and the ability of Borealis to implement its strategic initiatives and continue to innovate its existing services.

Forward-looking statements speak only as of the date they are made. Investors are cautioned not to put undue reliance on forward-looking statements and Borealis assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities and other applicable laws.

Contacts

Investors:

Jeremy Hellman

Vice President

The Equity Group

jhellman@equityny.com

(212) 836-9626

Media:

Henry Wong
Chief Marketing Officer
Borealis Foods
hwong@borealisfoods.com
(905) 278-2200